希仕廷律師行
HASTINGS & CO.

11th Floor, Gloucester Tower, The Landmark, 15 Queen's Road Central, Hong Kong
香港中環皇后大道中 15 號置地廣場告羅士打大廈十一樓

Telephone 電話 : + 852 2523 9161
Fax No. 傳真 : + 852 2845 9266
Website 網址 : www.hastings-hk.com
E-mail 郵址 : hastings@hastings-hk.com
DX Number 會員編號 : DX - 009081 Central 1 Legal

Branch Office 分行 : Shenzhen, PRC 中國深圳市

Our ref: KL/T-26/2022(32573.112127)KL

Date: 28 May 2024 **PRIVATE AND CONFIDENTIAL**

Linkers Industries Limited
Lot A99, Jalan 2A-3, A101 & A102,
Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang,
08000 Sungai Petani, Kedah Darul Aman, Malaysia
Attn.: Board of Directors

Dear Sirs,

Re: Linkers Industries Limited (the "Company") Listing on NASDAQ – Consent of Law Firm

We have acted as the Hong Kong legal counsel to the Company in relation to the Registration Statement on Form F-1 (as it may be amended from time to time, the "**Registration Statement**") filed with the Securities and Exchange Commission ("**Commission**") pursuant to the Securities Act of 1933 ("**Securities Act**") on or about 8 December 2023 in connection with:

(i) an offering of up to 2,200,000 Class A ordinary shares of a par value of US$0.00001 each of the Company (the "**Class A Ordinary Shares**") by the Company pursuant to the public offer prospectus of the Registration Statement ("**Public Offering Prospectus**");

(ii) an offering of up to 330,000 Class A ordinary shares additional to the Class A Ordinary Shares (the "**Over-allotment Shares**"), within 45 days after the closing of the offering to the underwriter to cover over-allotments (the "**Over-allotment Option**"); and

(iii) a resale (the "**Resale**") by the selling shareholders as set out in the resale prospectus of the Registration Statement (the "**Resale Prospectus**") of up to 2,200,000 Class A ordinary shares pursuant to the Resale Prospectus (the "**Resale Shares**").

We hereby consent to the use of our name under the captions "**Enforcement of Civil Liabilities**", "**Risk Factors**" and "**Legal Matters**" in the prospectuses forming parts of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

Hastings & Co

Hastings & Co.